SECOND AMENDMENT TO
                          CREDIT AGREEMENT

	THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") dated as of May 14, 1998 by and among SUCCESSORIES, INC., an Illinois corporation,
CELEBRATING EXCELLENCE, INC., an Illinois corporation, SUCCESSORIES OF
ILLINOIS, INC., an Illinois corporation, CELEX SUCCESSORIES, INC., a
Canadian corporation, BRITISH LINKS ACQUISITION CORP., an Illinois corporation, and B.L.G.C., INC., a Texas corporation, (hereinafter, together with their successors in title and assigns called "Borrowers" and each of which ers") and THE PROVIDENT BANK, an Ohio banking corporation
("Agent") and various Lenders as set forth in the Credit Agreement.

                        PRELIMINARY STATEMENT

  WHEREAS, Borrowers, Agent and Lenders have entered into a Credit Agreement dated as June 20, 1997, as amended by a First Amendment dated as of July 16, 1997 (the "Credit Agreement"); and

  WHEREAS, Borrower have requested Agent and Lenders to adjust various of the financial covenants set forth in the Credit Agreement; and

  WHEREAS, Borrower, Agent and Lenders now wish to amend the Credit Agreement in accordance with the terms and provisions hereof;

  NOW, THEREFORE, the parties hereto agree to supplement and amend the Credit Agreement upon such terms and conditions as follows:

1.	Capitalized Terms.  All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless the context hereof requires otherwise. Any definitions as capitalized terms set forth herein shall be deemed incorporated into the Credit Agreement as amended by this Second Amendment.

2.	Definitions.   The following definition contained in Section 1.2 of the
Loan Agreement is hereby amended in its entirety to read as follows:

"Audit Fee" means an amount, effective as of May 1, 1998, equal to Six Thousand and 00/100 Dollars ($6,000.00) per annum, payable monthly in arrears to the Agent for the sole benefit of Provident together with all reasonable incidental out of pocket expenses associated with or incurred by Agent in connection with the audits contemplated by Section 6.1(f).

3.	Financial Covenants. Sections 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6  of the
Credit Agreement are hereby amended in their entirety to read as set forth in Exhibit 7A to this Second Amendment.

4.	Waiver of Certain Covenants. 	(b)	Borrower has requested that the Lender
waive the application of Sections 7.1 and 7.2 of the Credit Agreement as
they relate to the Reference Period ending closest to January 31, 1998.
The Lender hereby consents to such waiver of the application of Sections
7.1 and 7.2 of the Credit Agreement as they relate to the Reference Period ending closest to January 31, 1998; provided, however, that the foregoing waiver is conditioned upon EBITDA for the period ending closest to J
n the final audited financial statements, being at least $4,164,000.

5.	Reaffirmation of Covenants, Warranties and Representations.  Borrower
hereby agrees and covenants that all representations and warranties in the Credit Agreement, including without limitation all of those warranties and representations set forth in Article 5, are true and accurate as of the date hereof. Borrower further reaffirms all covenants in the Credit Agreement, and reaffirm each of the affirmative covenants set forth in Article 6 and financial covenants set forth in Article 7 and negative covenan of, as if fully set forth herein, except to the extent modified by this Second Amendment.

6.	Conditions Precedent to Closing of Second Amendment.  On or prior to the closing of the Second Amendment (hereinafter the "Second Amendment Closing Date"), each of the following conditions precedent shall have been satisfied:

(a)	Documents.   Each of the documents to be executed and delivered at the
Second Amendment Closing and all other certificates, documents and instruments to be executed in connection herewith shall have been duly and properly authorized, executed and delivered by Borrower and shall be in full force and effect on and as of the Second Amendment Closing Date.

(b)	Legality of Transactions.  No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent and each Lender to perform any of its agreements or obligations under any of the Loan Documents, or (ii) for Borrower to perform any of its agreements or obligations under any of the Loan Documents.

(c)	Performance, Etc.  Except as set forth herein, Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in each of the Loan Documents. Except as set forth herein, no event shall have occurred on or prior to the Second Amendment Closing Date, and no condition shall exist on the Second Amendment Closing Date, which constitutes a Default or an Event of Default.

(d)	Amendments to Warrants. Successories, Inc. shall have issued to Agent amendments to the four existing Warrants issued to Provident Financial
Group, Inc. amending the Purchase Price to $5.85 per share and extending the expiration date of each Warrant by one year.

(e)	Proceedings and Documents.  All corporate, governmental and other proceedings in connection with the transactions contemplated on the Second Amendment Closing Date, each of the other Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to Provident.

(f)	Changes; None Adverse.  Since the date of the most recent balance sheets of Borrower delivered to Provident, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower which, individually or in the aggregate, are material to Borrower, and Provident shall have completed such review of the status of all current and pending legal issues as Agent shall deem necessary or appropriate.

7.	Miscellaneous.	(a)	Borrower shall reimburse Agent for all fees and
disbursements of legal counsel to Agent which shall have been incurred by Agent in connection with the preparation, negotiation, review, execution and delivery of this Second Amendment and the handling of any other matters incidental hereto.

(b)	All of the terms, conditions and provisions of the Agreement not herein modified shall remain in full force and effect. In the event a term, condition or provision of the Agreement conflicts with a term, condition or provision of this Second Amendment, the latter shall govern.

(c)	This Second Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Ohio.

(d)	This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(e)	This Second Amendment may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement.


  IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written.

BORROWERS:

SUCCESSORIES, INC.


By:
Name:
Title:

CELEBRATING EXCELLENCE, INC.,
an Illinois corporation


By:
Name:
Title:

SUCCESSORIES OF ILLINOIS, INC.
an Illinois corporation


By:
Name:
Title:


CELEX SUCCESSORIES, INC.,
a Canadian corporation


By:
Name:

Title:


BRITISH LINKS ACQUISITION CORP.,
an Illinois corporation


By:
Name:
Title:


B.L.G.C., INC.,
a Texas corporation

By:
Name:
Title:


LENDERS:

THE PROVIDENT BANK


By:
Name: Nick Jevic
Title:    Vice President



AGENT:

THE PROVIDENT BANK,
as Agent


By:
Name: Nick Jevic
Title:    Vice President




                                 EXHIBIT 7A
                    TO SECOND AMENDMENT TO CREDIT AGREEMENT


                                  ARTICLE 7

                            FINANCIAL COVENANTS


Section 7.1 EBITDA. Borrowers shall not permit its EBITDA for the Reference Period ending on each Computation Date set forth below to be less than the dollar amount set forth below opposite such date:


          Computation Date                Consolidated
             Closest to                     EBITDA

         January 31, 1998                 $4,164,000
         April 30, 1998                   $4,000,000
         July 31, 1998                    $4,200,000
         October 31, 1998                 $4,500,000
         January 31, 1999                 $5,300,000
         April 30, 1999                   $5,400,000
         July 31, 1999                    $5,500,000
         October 31, 1999                 $5,700,000
         January 31, 2000                 $6,200,000
         April 30, 2000                   $6,300,000
         July 31, 2000                    $6,500,000
         October 31, 2000                 $6,800,000
         January 31, 2001                 $6,800,000


Section 7.2 Interest Coverage Ratio. On each Computation Date, Borrowers shall not permit the ratio of Consolidated EBITDA to Consolidated Cash
Interest Expense to be less than the amount set forth below opposite such date.

           COMPUTATION DATE
              closest to                     RATIO

          January 31, 1998                 Not Applicable
     April 30, 1998, July 31, 1998,
          October 31, 1998                   3.0 to 1.0
          January 31, 1999                   4.0 to 1.0
     April 30, 1999, July 31, 1999           4.5 to 1.0
     October 31, 1999 and each
    Computation Date thereafter              5.0 to 1.0


Section 7.3 Fixed Charge Coverage.  Borrower shall not permit the
Consolidated ratio of Cash Flow to Fixed Charges for the Reference Period ending on the dates set forth below to be less than the amount set forth opposite such date:


            COMPUTATION DATE
               closest to                       RATIO

    January 31, 1998, April 30, 1998,
    July 31, 1998, October 31, 1998,
    January 31, 1999, April 30, 1999          1.25 to 1.0

          July 31, 1999 and
    each Computation Date thereafter          1.5 to 1.0

Section 7.4	Minimum Net Worth.  Borrowers shall not permit their Consolidated
Net Worth to be less than $12,000,000.00.

Section 7.5 Debt to EBITDA. As of each Computation Date, the Consolidated ratio of Indebtedness for Borrowed Money outstanding as of such date to EBITDA for the Reference Periods ending on the Computation Dates closest to October 31, 1997, January 31, 1998, April 30, 1998, July 31, 1998 and
October 31, 1998 shall not exceed 3.5 to 1.0 and for the Reference Periods ending on each Computation Date thereafter to exceed 3.0 to 1.0.

Section 7.6	Limitation on Capital Expenditures.  Borrowers shall not make or incur any Capital Expenditures in the aggregate during any of the periods set forth below in excess of the maximum amount set forth below for such period:



              PERIOD                         CAPITAL EXPENDITURES

      February 4, 1997 through
         January 31, 1998                         $4,600,000
      February 1, 1998 through
         January 31, 1999                         $2,000,000

      Each fiscal year thereafter                 $1,000,000

To the extent actual Capital Expenditures for any such period, other than the fiscal year ending closest to January 31, 1999, shall be less than the maximum amount set forth above for such period, the difference, up to 20% of the original covenanted amount for such period, shall be available for excess
 Capital Expenditures in the next immediately succeeding period only (to be applied as though such carryover amount were the last dollar spent in such succeeding period).

If any Borrower enters into a Capital Lease with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section, the aggregate amount of all payments due for the entire term of such Capital Lease (excluding, however, the interest portion of capitalized lease payments or the interest portion of any other permitted Indebtedness) shall be considered expended in full on the date that such Borrower enters into such Capital Lease.